Exhibit 99.1

Net1 Provides Connect Group Transaction Update - Closing Now Expected in April 2022

JOHANNESBURG, March 31, 2022 - Net 1 UEPS Technologies, Inc. (NasdaqGS: UEPS; JSE: NT1) ("Net1" or the "Company") today announced that further conditions to the transaction for the acquisition of 100% of the shares and claims in the Connect Group in South Africa have been fulfilled.

Recently Fulfilled Conditions to the Transaction

Further to the announcement released by Net1 on March 10, 2022, in respect of the acquisition of the Connect Group, Net1 confirms that the following conditions precedent to the transaction have been fulfilled:

  The counterparties to the designated agreements have consented to the change of control over the companies in the Connect Group that will result from the implementation of the acquisition of the Connect Group.
  Net1 has confirmed that the conditions contained in the facility agreements ("Facility Agreements") for the funding of a portion of the consideration for the acquisition of the Connect Group which are under Net1's sole control, have been fulfilled.

Outstanding Condition

Net1's confirmation that the Facility Agreements have become unconditional in accordance with their terms, is the final outstanding condition precedent to the transaction. Net1 intends to issue such confirmation upon finalization of the South African exchange control authorizations for relevant selling shareholders of the Connect Group. Following that, the parties will move to close the transaction.

Net1 and the sellers of the Connect Group remain committed to closing the transaction, which is now expected to be in April 2022.

About the Connect Group

Founded in 2006, the Connect Group is a profitable, high-growth and leading provider of financial technology solutions to nearly 44,000 micro, small and medium enterprises ("MSMEs") in Southern Africa. The group includes established and highly respected brands such as Kazang, Cash Connect, Capital Connect and Kazang Connect. Visit www.connected.co.za for additional information about the Connect Group.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and merchants in Southern Africa. Net1 also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. With respect to our proposed acquisition of the Connect Group, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including any conditions imposed by regulatory agencies (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that the Connect Group serves; (6) risks associated with the Connect Group's product and service offerings or its results of operation including reduced cash settlements through Connect Group's vault infrastructure or higher cash losses, lower than expected growth in Connect Group's value added services, lower than expected levels of loan advances or higher credit losses and slower than expected growth in card transactions; (7) the challenges, risks and costs involved with integrating the operations of Connect Group with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition. The Company undertakes no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:

ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Co-Market Leader | MD - BCW

Phone: +27-82-610-0650

Email: bridget.vonholdt@bcw-global.com